As filed with the Securities and Exchange Commission on March 29, 2019

Registration No. 333-211571

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GREENBACKER RENEWABLE ENERGY

COMPANY LLC

 (Exact name of Registrant as specified in its charter)

Delaware	4911	80-0872648
(State or other jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer
incorporation or organization)	Code Number)	Identification No.)

11 East 44th Street, Suite 1200

New York, NY 10017

Tel (646) 237-7884

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Charles Wheeler

c/o Greenbacker Capital Management LLC

30 Danforth Street Suite 206

Portland, Maine 04101

Tel (646) 237-7884

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Timothy P. Selby, Esq. Blake E. Estes, Esq. Alston & Bird LLP 90 Park Avenue New York, New York 10016 Tel (212) 210-9400 Fax (212) 922-3894	Lauren B. Prevost, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 Tel (404) 233-7000 Fax (404) 365-9532

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small company filer. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐		Accelerated filer:	☐

Non-accelerated filer:	☒	(Do not check if a smaller reporting company)	Small reporting company:	☐

			Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

This post-effective amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

DEREGISTRATION OF LIMITED LIABILITY COMPANY INTERESTS

This Post-Effective Amendment No. 3 to Form S-1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (No. 333-211571) of Greenbacker Renewable Energy Company LLC (the “Company”), declared effective by the Securities and Exchange Commission on February 8, 2017 (the “Registration Statement”), pursuant to which the Company registered $1,000,000,000 in limited liability company interests (the “Interests”) under the Securities Act of 1933, as amended. The Company hereby terminates the Registration Statement and removes from registration by means of this Post-Effective Amendment all unsold, or otherwise unissued, Interests registered under the Registration Statement as of the date hereof.

Of the Interests registered, 27,973,324.40 were issued, either in the Company’s primary offering or pursuant to its distribution reinvestment program, as of the date hereof. Accordingly, the Company hereby amends the Registration Statement to withdraw from registration 972,026,675.60 Interests, which remain unsold or otherwise unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and State of New York, on the 29th day of March, 2019.

Greenbacker Renewable Energy Company LLC

By:	/s/ Charles Wheeler
Name: Charles Wheeler
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Sher, Richard Butt and Charles Wheeler to be their true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this Post-Effective Amendment No. 3 to the Registration Statement and any and all amendments thereto (including further post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles Wheeler	Chairman, Chief Executive Officer and Director	March 29, 2019
Charles Wheeler	(Principal Executive Officer)

/s/ Richard C. Butt	Chief Financial Officer and Chief Compliance Officer	March 29, 2019
Richard C. Butt	(Principal Financial and Principal Accounting Officer)

/s/ David Sher	Director	March 29, 2019
David Sher

/s/ Kathleen Cuocolo	Director	March 29, 2019
Kathleen Cuocolo

/s/ Robert Herriott	Director	March 29, 2019
Robert Herriott

/s/ David M. Kastin	Director	March 29, 2019
David M. Kastin